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                   North American Galvanizing & Coatings, Inc.
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                (Name of Registrant as Specified In Its Charter)

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

NORTH AMERICAN GALVANIZING & Coatings, Inc.


May 6, 2005

                          ANNUAL MEETING - MAY 26, 2005


Dear Stockholder:

           You should have recently received our proxy statement for our 2005 Annual Meeting of Stockholders. We are writing to update the biographical information contained in our proxy statement for three of our directors, Gilbert
L. Klemann, II, Patrick J. Lynch and Joseph J. Morrow. These updates were inadvertently excluded from the biographical information for these individuals that appears on pages 4 and 5 of our proxy statement. When reviewing your proxy statement for the 2005 Annual Meeting, please substitute the biographies contained on the attached addendum in place of those in the proxy statement.

           We apologize for this oversight and thank you for your understanding. Please remember that your vote is very important. As such, please review the proxy statement and the attached addendum and return your proxy card, or follow the Internet or telephone voting instructions on the proxy card, to ensure that your shares are represented at our 2005 Annual Meeting.



                                        Sincerely,


                                        Paul R. Chastain
                                        Vice President & Corporate Secretary





North American Galvanizing & Coatings, Inc.
2250 E. 73rd Street, Suite 300 Tulsa, Oklahoma 74136-6832 USA

(918) 494-0964                 Fax (918) 494-3999                 www.nagalv.com

                                    ADDENDUM
                                    --------

GILBERT L. KLEMANN, II, age 54, Senior Vice President and General Counsel of Avon Products Inc. since January 2001. During 2000, Mr. Klemann was Of Counsel for the international law firm of Chadbourne & Parke LLP, New York City. From 1991 to 1999, Mr. Klemann was an Executive Officer and General Counsel of Fortune Brands, Inc. (formerly American Brands, Inc.), a publicly-owned consumer products holding company, where he also was a member of the Board of Directors. Prior to 1990 he was a partner in the law firm of Chadbourne & Parke LLP. Mr. Klemann is also a director of Standard Commercial Corporation, a publicly-owned company, and serves on its Audit and Compensation Committees. Served as director of the Company continuously since 2000.

PATRICK J. LYNCH, age 67, Private investor and formerly Senior Vice President and Chief Financial Officer of Texaco Inc., a publicly-owned oil and petrochemicals company, from 1997 to 2001. For more than five years, Mr. Lynch was actively engaged in the business of Texaco Inc. or one of its subsidiaries or affiliated companies. He is a member of the Trustees of The American Petroleum Institute, The Conference Board Financial Executives and CFO Advisory Council, and serves as a Trustee for Iona College in New Rochelle, New York. Mr. Lynch also serves as a director of Aquila, Inc., a publicly-owned company, and serves on its Audit Committee. Served as director of the Company continuously since 2001.

JOSEPH J. MORROW, age 65, appointed Non-Executive Chairman of the Board in November 1999. Chairman of Proxy Services Corporation from 1992 to present. Chief Executive Officer of Proxy Services Corporation from 1972 to 1992. Chief Executive Officer of Morrow & Co., Inc., a privately-owned proxy solicitation firm, since 1972. Mr. Morrow is also a director of Warwick Valley Telephone Company, a publicly-owned company, and serves as a member of its Audit Committee. Served as director of the Company continuously since 1996.